Exhibit 10.1

MOBILEBITS CORPORATION SHARE PURCHASE AGREEMENT

WHEREAS THIS AGREEMENT is made and entered into this 17th day of September, 2010, by and between MOBILEBITS CORPORATION, being incorporated pursuant to the laws of the State of Florida, having its principle place of business at 1990 Main Street, Suite 750, Sarasota, Florida 34236 (the "Seller") and Global Commodities LTD, a limited corporation  having its principle place of business at 50 Athol Street, Douglas, Isle of Man 1M1 1JB (the "Purchaser");

AND WHEREAS, the Seller is, the owner of shares in MobileBits Corporation (the "Company"), a corporation incorporated pursuant to the laws of the State of Florida, USA.

AND WHEREAS, the Purchaser (an Accredited Investor as defined in Schedule A) desires to purchase 4,000,000 shares of the company at a price of $0.50 USD per share.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by the parties hereto, in order to consummate the purchase and the sale of the Company's Shares aforementioned, it is hereby agreed by and between the parties as follows:

1. PURCHASE AND SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby ("Closing"), the Purchaser shall purchase from the Seller all of the said Shares in consideration of the purchase price set forth in this Agreement and the Seller shall convey, transfer, and deliver to the Purchaser certificates and/or cause to be electronically registered in the name of the Purchaser irrefutable evidence of ownership of 4,000,000 Shares. Closing shall take place no later than 30 days from the execution of this Agreement.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE: The total consideration for these shares shall be $2,000,000 USD payable by check, bank wire, or bank draft (Schedule B) payable to MOBILEBITS CORPORATION at $0.50 per share USD for a total of 4,000,000 shares.

(a) Restrictions on Shares.

i.	The Purchaser upon purchase of the shares will enter into a 1-year pooling agreement.

ii.	The Seller is the lawful owner/holder of the Shares, free and clear of all security interests, liens, encumbrances, equities and/or other charges.

iii.
There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Shares, nor are there any securities of any form or kind convertible into such Shares.

iv.
The Shares are not subject to those restrictions imposed pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, which would prevent a public resale of the Shares by Purchase. The shares may be subject to a registration statement that will be filed bY the Company.

3. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER:

The Seller and the Purchaser hereby represent and warrant that there has been no act or omission by the Seller, the Purchaser and/or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transaction(s) contemplated hereby.

4. GENERAL PROVISIONS:

(a)
Entire Agreement. This Agreement (including the exhibits, schedules and attachments hereto, and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understanding, oral and written, between the parties hereto with respect to the subject-matter hereof. Schedules are: Schedule B "Wire Instructions for MobileBits Corporation" and Schedule A "Accredited Investor Form".

(b)	Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

(c)
Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable legal fees and disbursements, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be otherwise entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

MOBILEBITS CORPORATION

By:	/s/ Walter Kostiuk	Date Signed:	September 20, 2010
Walter Kostiuk CEO

By:	Global Comomodities LTD	Date Signed:	17/09/10
/s/ Authorized Representative
Name: Authorized Representative

Schedule "A"

Accredited Investor Form

For the purposes of the investments being offered by MobileBits Corporation, the relevant categories of Accredited Investors are:

1.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

2.	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase exceeds $1,000,000;

3.
Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

4.
Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase of the securities is directed by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment;

5.	Any organization that was not formed for the purpose of acquiring the securities being sold, with total assets in excess of $5,000,000; and

6.	Any entity in which all of the equity owners are Accredited investors.

I, Authorized Representative, hereby certify that I meet one or more of the criteria listed above.

Investor:       Global Commodities  LTD
Name:

Schedule "B"

Wire instructions